Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of May 7, 2018 among NN, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders signatory hereto that are party to the Credit Agreement referred to below, SunTrust Bank, as the administrative agent (the “Administrative Agent”), and SunTrust Robinson Humphrey Inc. (“STRH”), as lead arranger (the “Arranger”) of this Amendment.

RECITALS:

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of September 30, 2016 (as amended by the Incremental Amendment to Amended and Restated Credit Agreement, dated as of October 31, 2016, Amendment No. 1 to Amended and Restated Credit Agreement, dated as of April 3, 2017, Amendment No. 2 to Amended and Restated Credit Agreement, dated as of August 15, 2017 and Amendment No. 3 to Amended and Restated Credit Agreement, dated as of November 24, 2017, and as the same may be further amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto, the Administrative Agent and the other parties from time to time party thereto. Capitalized terms used in this Amendment but not defined herein shall have the meaning assigned to such terms in the Credit Agreement, as amended by this Amendment (as so amended, the “Amended Credit Agreement”);

WHEREAS, NN, Inc. (“NN”), Precision Engineered Products LLC, PMG Intermediate Holding Corporation (“Target”) and Paragon Equity, LLC, the existing shareholder of the Target, entered into the Stock Purchase Agreement, dated as of April 2, 2018 (the “Paragon Purchase Agreement” and, the transactions contemplated thereby, the “Paragon Acquisition”);

WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent desire to amend the Credit Agreement to modify certain provisions thereof to, among other things, (i) permit the Paragon Acquisition and (ii) permit the incurrence of additional second lien term loans (the “Second Lien Term Loans”) to finance a portion of the Paragon Acquisition, pursuant to the terms of the Credit Agreement; and

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, (a) the consent of the Required Lenders is required for the effectiveness of certain of the amendments to the Credit Agreement set forth in Section 2 herein, and (b) the consent of the Required Revolving Lenders is required for the effectiveness of amendments to Section 7.14 of the Credit Agreement set forth in Section 2 herein, and each of the Lenders whose consent is required pursuant to the foregoing clauses (a) and (b) has agreed to the foregoing as evidenced by its signature to this Amendment.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrower, the Administrative Agent and the Lenders party hereto agree as follows:

Section 1.    Definitions. Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall be defined in accordance with the Credit Agreement.

Section 2.    Amendments.

2.1    Definitions.

(a)    The following definitions are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Fourth Amendment” means the Fourth Amendment to Amended and Restated Credit Agreement dated as of May 7, 2018.

“Fourth Amendment Effective Date” means May 7, 2018.”

“Junior Indebtedness” means Indebtedness incurred pursuant to Section 7.02(p) hereof.

“Paragon Acquisition” means the transaction contemplated by the Borrower, Precision Engineered Products LLC, PMG Intermediate Holding Corporation (“Target”) and Paragon Equity, LLC, the existing shareholder of the Target entering into a Stock Purchase Agreement, dated as of April 2, 2018.

(b)    The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by replacing clause (vi) thereof in its entirety with the following:

“(vi) synergies, cost savings, operational expense reductions, other operating improvements and other pro forma adjustments to actual historical Consolidated EBITDA in connection with the Paragon Acquisition, any Acquisition or Disposition permitted pursuant to Section 7.03 or Section 7.05, restructurings and cost savings initiatives to the extent projected by the Borrower in good faith to be realized within 24 months of the Paragon Acquisition or such Acquisition, Disposition, restructuring or cost savings initiative, as applicable; provided that such synergies, cost savings and other adjustments are (A) directly attributable to the Paragon Acquisition or such Acquisition, Disposition, restructuring or cost savings initiative, (B) factually supportable, (C) reasonably identifiable and (D) expected to have a continuing impact on the Borrower and its Subsidiaries; provided, further, that the aggregate amounts added to Consolidated EBITDA pursuant to this clause (vi) in any such period shall not exceed 25% of Consolidated EBITDA for such period (calculated before giving effect to the adjustment set forth in this clause (vi))”

(c)    The definition of “Restricted Payment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Restricted Payment” means, with respect to the Borrower or any of its Subsidiaries, (a) any Capital Distribution and (b) any amount paid by the Borrower or any of its Subsidiaries in repayment, redemption, retirement or repurchase, directly or indirectly, of any Subordinated Indebtedness, any Junior Indebtedness or the Indebtedness evidenced by the New Notes.”

2.2    Negative Covenants.

(a)    Section 7.01 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (o), replacing the “.” at the end of clause (p) with “;” and adding the following sub-clauses (q) and (r):

“(q)    Liens on the Collateral securing Indebtedness permitted under Section 7.02(p);

(r)    Liens existing on the Fourth Amendment Effective Date securing Indebtedness that has been repaid; provided that any Lien permitted by this clause (r) is permitted only for so long as is reasonably necessary for the affected Loan Party or the affected Subsidiary, using its best efforts, to remove, discharge or otherwise eliminate such Lien; provided, further, that in no event shall any Lien permitted by this clause (r) be permitted for more than 90 days.”

(b)    Section 7.02 of the Credit Agreement is hereby amended by adding the following sub-clause (p):

“(p)    Indebtedness consisting of Second Lien Term Loans (as defined in the Fourth Amendment) secured by Liens on a junior priority basis to the Liens securing the Term Loans and the Revolving Credit Loans, in an aggregate amount not to exceed $200,000,000, and any Refinancing Indebtedness in respect thereof; provided that such Indebtedness (x) shall not be secured by any assets other than the Collateral or guaranteed by any entities other than the Guarantors, and (y) shall be subject to the provisions of an intercreditor agreement in a customary form that is reasonably acceptable to the Borrower and the Administrative Agent;”

(c)    Section 7.03(b) of the Credit Agreement is hereby amended by (1) adding a “(i)” immediately before “an Acquisition so long as”, (2) renumbering the existing clauses (i) through (vii) as clauses (i)(A) through (G), (3) adding “[reserved]” as new clauses (ii) through (vii) and (4) adding the below as a new Section 7.03(b)(ix) with the existing Section 7.03(b)(ix) becoming Section 7.03(b)(x):

“(ix) the Paragon Acquisition;”

(d)    Section 7.03(b)(vii) of the Credit Agreement is hereby amended and restated in its entirety as Section 7.03(b)(i)(G) as follows:

“other than in connection with the Paragon Acquisition, the Borrower and its Subsidiaries shall be in compliance with the Pro Forma Leverage Test, and if the aggregate Consideration for any Acquisition permitted under this clause (b) is greater than or equal to $15,000,000, the Borrower shall have provided to the Administrative Agent and the Lenders, at least five (5) days prior to such Acquisition, a certificate of a Financial Officer of the Borrower showing that, both before and after giving pro forma effect to such Acquisition (and to any Indebtedness incurred, assumed or acquired in connection therewith), the Borrower and its Subsidiaries shall be in compliance with the Pro Forma Leverage Test.”

(e)    Section 7.06(b) of the Credit Agreement is hereby restated in its entirety as follows:

“so long as no Default has occurred and is continuing or would result therefrom, the Borrower and its Subsidiaries may make payment of current interest, expenses and indemnities in respect of Junior Indebtedness and Subordinated Indebtedness (other than any such payments prohibited by the intercreditor agreement or subordination provisions applicable thereto);”

(f)    Section 7.14 of the Credit Agreement is hereby restated in its entirety as follows:

“7.14     Financial Covenant. For the benefit of the Revolving Credit Lenders, the Swing Line Lender and the L/C Issuers only (and the Administrative Agent on their behalf), permit the Consolidated Net Leverage Ratio of the Borrower and its Subsidiaries as of the last day of any fiscal quarter of the Borrower to exceed the Consolidated Net Leverage Ratio set forth in the applicable fiscal quarter below if the aggregate Revolving Credit Exposure (excluding any Revolving Credit Exposure in respect of any existing Letter of Credit with respect to precious metals or any Letter of Credit (a) which has been cash collateralized in an amount equal to 103% or more of the maximum stated amount of such Letter of Credit and (b) which remains undrawn; provided that the Revolving Credit Exposure in respect of any such Letters of Credit that have not been cash collateralized as set forth in the foregoing clause (a) shall only be excluded to the extent the aggregate Revolving Credit Exposure of all such Letters of Credit excluded pursuant to this clause (b) does not exceed $5,000,000) outstanding as of the last day of such fiscal quarter exceeds $0.

Fiscal Quarter	Consolidated Net Leverage Ratio
March 31, 2018	6.50 to 1.00
June 30, 2018	6.25 to 1.00
September 30, 2018	6.00 to 1.00
December 31, 2018	5.75 to 1.00
March 31, 2019	5.75 to 1.00
June 30, 2019	5.75 to 1.00
September 30, 2019	5.75 to 1.00
December 31, 2019	5.50 to 1.00
March 31, 2020	5.50 to 1.00
June 30, 2020	5.50 to 1.00
September 30, 2020 and thereafter	5.25 to 1.00

Section 3.    Conditions to Effectiveness.

3.1    This Amendment shall become effective on the date (such date, the “Fourth Amendment Effective Date”) that the following conditions shall have been satisfied:

(a)    the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of (A) Lenders constituting the Required Lenders, (B) Lenders constituting the Required Revolving Lenders, (C) the Administrative Agent, (D) the Borrower and (E) the Guarantors;

(b)    The Paragon Acquisition shall be consummated substantially in accordance with the Paragon Purchase Agreement substantially concurrently with the Fourth Amendment Effective Date;

(c)    the Administrative Agent shall have received the following from the Borrower:

(i)    for the account of each Lender under the Credit Agreement that has unconditionally and irrevocably returned a signature page to this Amendment to the Administrative Agent at or prior to 5:00 p.m., New York City time on Wednesday, April 11, 2018 (the “Consent Deadline” and each such Lender, a “Consenting Lender”), non-refundable consent fee in an amount equal to 0.10% of the aggregate principal amount of each Consenting Lender’s outstanding Loans and Commitments held by such Consenting Lender as of the Consent Deadline with respect to which a consent was delivered pursuant to this Agreement; and

(ii)    all other fees required to be paid on the Fourth Amendment Effective Date in the amounts previously agreed in writing by SunTrust and STRH to be received by SunTrust, STRH and the Lenders and all reasonable and documented out-of-pocket expenses (including the reasonable fees and expenses of counsel for the Administrative Agent and the Arrangers) incurred in connection with the Transactions to the extent invoiced one business day prior to the Fourth Amendment Effective Date;

(d)    the Administrative Agent shall have received: (A) a certified copy of the Certificate or Articles of Incorporation or equivalent formation document of each Loan Party and any and all material amendments and restatements thereof, certified as of a recent date, in the case of the Certificate or Articles of Incorporation or equivalent formation document of the Borrower and each other Loan Party requested by the Administrative Agent, by the relevant Secretary of State of organization or formation (and to the extent such certified copies are not requested by the Administrative Agent, certified by the secretary of the relevant Loan Party); and (B) a copy of a good standing certificate, certificate of existence or other evidence of existence or formation in the jurisdiction of organization from the Secretary of State of the state of organization, dated as of a recent date, from each Loan Party listing all charter documents affecting such Loan Party and certifying as to the good standing of such Loan Party;

(e)    the Administrative Agent shall have received a certificate from the Borrower, dated as of the Fourth Amendment Effective Date, certifying that the conditions set forth in clauses (b) and (g) of this Section 3.1 have been satisfied;

(f)    the Administrative Agent shall have received such opinions of counsel from counsel to the Loan Parties, each of which shall be addressed to the Administrative Agent and the Lenders and dated the Fourth Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent; and

(g)    the representations and warranties contained in Sections 5.01, 5.02 (as relates to due authorization, execution, delivery and enforceability of the Loan Documents), 5.03(b), (c) (solely with respect to charter and other organizational documents) and (d) (in each case, as relates to the execution, delivery and performance of the Loan Documents), 5.06 (subject to the last sentence of Section 4.01(a) with respect to the perfection of liens), 5.13 (determined for this purpose for the Borrower and its Subsidiaries on a consolidated basis as of Fourth Amendment Effective Date), 5.15, 5.21, 5.22 and 5.26 of the Credit Agreement and the representations and warranties made by, or with respect to, the Target and its Subsidiaries in the Paragon Purchase Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that Borrower (or any of its Affiliates) has the right to terminate its obligations under the Paragon Purchase Agreement (or decline or otherwise refuse to consummate the Paragon Acquisition pursuant to the Paragon Purchase Agreement) as a result of a breach of any such representation and warranty in the Paragon Purchase Agreement or any such representation and warranty not being accurate (in each case, determined without regard to any notice requirement) shall be true and correct in all material respects (without duplication of any materiality qualifier therein) as of the Fourth Amendment Effective Date (or true and correct in all material respects (without duplication of any materiality qualifier therein) as of a specified date, if earlier).

Section 4.    Acknowledgments and Affirmations of the Loan Parties. Each Loan Party hereby expressly acknowledges the terms of this Amendment and confirms and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and thereby, (ii) its guarantee of the Obligations under the Guaranty and (iii) its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents; provided that, on and after the effectiveness of this Amendment, each reference in the Guaranty and in each of the other Loan Documents to “the Credit Agreement,” “thereunder”, “thereof” or words of like import shall mean and be a reference to the Amended Credit Agreement. Without limiting the generality of the foregoing, the Collateral Documents to which such Loan Party is a party and all of the Collateral described therein do, and shall continue to secure, payment of all of the Obligations.

Section 5.    Miscellaneous.

5.1    Representations and Warranties. The Borrower and each Guarantor, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders that:

(i)    it has the legal power and authority to execute and deliver this Amendment;

(ii)    the officers executing this Amendment on its behalf have been duly authorized to execute and deliver the same and bind it with respect to the provisions hereof;

(iii)    the execution and delivery hereof by it and the performance and observance by it of the provisions hereof do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 7.01 of the Credit Agreement) upon any assets or property of any Loan Party under the provisions of, (a) such Loan Party’s Organization Documents, (b) any material agreement to which any Loan Party is a party, (c) any order, injunction, writ or decree of any Governmental Authority or (d) any Law, except with respect to any conflict, breach, default or violation referred to in clauses (c) and (d) above, solely to the extent that such conflicts, breaches, defaults or violations, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and

(iv)    this Amendment constitutes its valid and binding obligation in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

5.2    Credit Agreement Unaffected. Each reference to the Credit Agreement or in any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

5.3    Guarantor Acknowledgment. Each Guarantor, by signing this Amendment:

(i)    consents and agrees to and acknowledges the terms of this Amendment;

(ii)    acknowledges and agrees that all of the Loan Documents to which such Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment;

(iii)    represents and warrants to the Administrative Agent and the Lenders that all representations and warranties made by such Guarantor and contained in this Amendment or any other Loan Document to which it is a party are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent that any thereof expressly relate to an earlier date; and

(iv)    acknowledges and agrees that (A) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the

Credit Agreement or any other Loan Document to which such Guarantor is a party to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (B) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments or modifications to the Credit Agreement.

5.4    Waiver. The Borrower and each Guarantor, by signing below, hereby waives and releases the Administrative Agent and each of the Lenders and their respective Related Parties from any and all claims, offsets, defenses and counterclaims of which the Borrower and any Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

5.5    Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

5.6    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or e-mail (including in a “.pdf” format) shall be effective as delivery of a manually executed counterpart of this Amendment.

5.7    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY MUTATIS MUTANDIS HERETO.

5.8    Joint Lead Arrangers. Each party hereto agrees that each Arranger shall have no duties or obligations under any Loan Documents to any Lender or any Loan Party arising from such designation as an Arranger.

5.9    Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

5.10    No Novation. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Fourth Amendment Effective Date.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

NN, INC., as the Borrower

By:	/s/ Thomas C. Burwell, Jr.
	Name:	Thomas C. Burwell, Jr.
	Title:	Senior Vice President , Chief Financial Officer and Treasurer

Signature Page

Amendment No. 4 to Amended and Restated Credit Agreement

Acknowledged and agreed to by each of the undersigned Guarantors:

AUTOCAM CORPORATION
AUTOCAM-PAX, INC.

By:	/s/ Thomas C. Burwell, Jr.
	Name:	Thomas C. Burwell, Jr.
	Title:	Vice President and Assistant Secretary

PRECISION ENGINEERED PRODUCTS HOLDINGS, INC.
PRECISION ENGINEERED PRODUCTS LLC

By:	/s/ Thomas C. Burwell, Jr.
	Name:	Thomas C. Burwell, Jr.
	Title:	President

INDUSTRIAL MOLDING CORPORATION
WHIRLAWAY CORPORATION
PNC ACQUISITION COMPANY, INC.
PMC USA ACQUISITION COMPANY, INC.
PMC ACQUISITION COMPANY, INC.
NN PRECISION PLASTICS, INC.
CAPROCK MANUFACTURING, INC.
CAPROCK ENCLOSURES, LLC
BRAININ-ADVANCE INDUSTRIES LLC
WAUCONDA TOOL & ENGINEERING LLC
LACEY MANUFACTURING COMPANY, LLC
GENERAL METAL FINISHING LLC
POLYMETALLURGICAL LLC
MATRIX I LLC
BOSTON ENDO-SURGICAL TECHNOLOGIES LLC
CONNECTICUT PLASTICS LLC
ADVANCED PRECISION PRODUCTS, INC.
HOWESTEMCO, LLC
PREMCO, INC.
PROFILES INCORPORATED
HOLMED, LLC
TRIGON INTERNATIONAL LLC
NN LIFE SCIENCES DESIGN & DEVELOPMENT, LLC
NN LIFE SCIENCES – VANDALIA, LLC

By:	/s/ Thomas C. Burwell, Jr.
	Name:	Thomas C. Burwell, Jr.
	Title:	Vice President and Treasurer

Signature Page

Amendment No. 4 to Amended and Restated Credit Agreement

SUNTRUST BANK, as Administrative Agent

By:	/s/ Thomas Parrott
	Name:	Thomas Parrott
	Title:	Managing Director

Signature Page

Amendment No. 4 to Amended and Restated Credit Agreement

The undersigned hereby consents to and approves of the foregoing amendment:

SUNTRUST BANK, as Revolving Credit Lender

By:	/s/ Thomas Parrott
	Name:	Thomas Parrott
	Title:	Managing Director

Signature Page

Amendment No. 4 to Amended and Restated Credit Agreement

SUNTRUST ROBINSON HUMPHREY, INC., as Joint Lead Arranger

By:	/s/ Noyes Palmer
	Name:	Noyes Palmer
	Title:	Director

Signature Page

Amendment No. 4 to Amended and Restated Credit Agreement

The undersigned hereby consents to and approves of the foregoing amendment:

REGIONS BANK, as Revolving Credit Lender

By:	/s/ Clifton Nail
	Name:	Clifton Nail
	Title:	Vice President

Signature Page

Amendment No. 4 to Amended and Restated Credit Agreement

The undersigned hereby consents to and approves of the foregoing amendment:

KEYBANK NATIONAL ASSOCIATION, as
Revolving Credit Lender

By:	/s/ Ari Deutchman
	Name:	Ari Deutchman
	Title:	Senior Vice President

Signature Page

Amendment No. 4 to Amended and Restated Credit Agreement

The undersigned hereby consents to and approves of the foregoing amendment:

JPMORGAN CHASE BANK, N.A., as Revolving Credit Lender

By:	/s/ John A. Horst
	Name:	John A. Horst
	Title:	Executive Director

Signature Page

Amendment No. 4 to Amended and Restated Credit Agreement

The undersigned hereby consents to and approves of the foregoing amendment:

HOMETRUST BANK, as Revolving Credit Lender

By:	/s/ Corey Webb
	Name:	Corey Webb
	Title:	Senior Vice President

Signature Page

Amendment No. 4 to Amended and Restated Credit Agreement